Exhibit 99.2

FINANCIAL SUPPLEMENT

September 30, 2013

Monster Worldwide, Inc. (together with its consolidated subsidiaries, the “Company,” “Monster,” “we,” “our” or “us”) provides this supplement to assist investors in evaluating the Company’s financial and operating metrics. We suggest that the notes to this supplement be read in conjunction with the financial tables. The financial information included in this supplement contains certain non-GAAP financial measures. These measures should be considered in addition to results prepared in accordance with generally accepted accounting principles (“GAAP”), but are not a substitute for, or superior to, GAAP results. The non-GAAP measures included in this supplement have been reconciled to the most comparable GAAP measure. The Company intends to update the financial supplement on a quarterly basis.

Notes to Financial Supplement

Presentation

Discontinued Operations

During the third quarter of 2012, as part of the Company’s review of strategic alternatives, the Company made the decision to sell its Careers-China business. The sale of the Careers-China business to Saongroup, Ltd. (“Saongroup”) was completed on February 5, 2013. The Company received a 10% minority interest in the combined China business of Saongroup (as Saongroup has a Chinese operation as well). For the three months ended September 30, 2012, the Company reported a loss from discontinued operations, net of tax, of $235.4 million, which included a $216.2 million goodwill impairment charge as well as a $9.1 million charge related to the recording of a full valuation allowance associated with Careers—China deferred tax assets. For the nine months ended September 30, 2012, the Company reported a loss from discontinued operations, net of tax, of $249.2 million.

Prior to the close of the sale of Careers-China in the first quarter of 2013, the Company incurred charges relating to severance benefits associated with terminated employees, retention benefits for employees who will remain with the combined operations and certain lease obligation costs. At February 5, 2013, there was $23.1 million of accumulated unrealized currency translation gain related to the net assets of Careers-China. With the sale of Careers-China on February 5, 2013, the Company recorded the foreign currency translation adjustment as a reduction of the loss on disposition of discontinued operations. On October 25, 2013, the Company received $1.8 million of funds previously held in escrow relating to the sale of Careers-China, which has been recorded as a gain in the consolidated statements of operations for the quarter ended September 30, 2013. Additionally, the Company recorded a tax benefit of $0.9 million and $4.9 million for the three and nine months ended September 30, 2013, respectively. Accordingly, the Company recorded income from discontinued operations related to Careers-China, net of tax, of $2.5 million in the three months ended September 30, 2013, and a loss from discontinued operations, net of tax, of $1.7 million in the nine months ended September 30, 2013. The Company does not expect to incur significant additional charges in future periods relating to Careers-China.

During the fourth quarter of 2012, the Company made the strategic decision to discontinue operations in Latin America and Turkey. All of the Latin America and Turkey business operations were discontinued on or before December 31, 2012. The Company incurred approximately $8.0 million of costs associated with the shutdown of these businesses in the fourth quarter of 2012. For the three and nine months ended September 30, 2013, the Company recorded additional costs of $0.4 million and $3.6 million, respectively, which was primarily relating to severance costs associated with terminated employees of our operations in Latin America and Turkey. Additionally, the Company recorded a tax benefit of $1.0 million and $1.5 million for the three and nine months ended September 30, 2013, respectively. Accordingly, the Company recorded income from discontinued operations related to Latin America and Turkey, net of tax, of $0.6 million in the three months ended September 30, 2013, and a loss from discontinued operations, net of tax, of $2.1 million in the nine months ended September 30, 2013. The Company does not expect to incur significant additional charges in future periods relating to Latin America or Turkey.

Restructuring

On January 24, 2012, the Company committed to a plan to take a series of restructuring actions. The Company’s decision to adopt the restructuring actions resulted from the Company’s desire to provide the Company with more flexibility to invest in marketing and sales activities in order to improve its long-term growth prospects and profitability. The restructuring actions included reducing the Company’s workforce, consolidation of certain office facilities and the impairment of certain fixed assets. The Company incurred $0.2 million and $25.5 million of restructuring costs in the three and nine months ended September 30, 2012, respectively.

2

On November 8, 2012, the Company announced actions to concentrate resources on core businesses within North America and key European and Asian markets with increased spending in marketing and sales. The restructuring actions included reducing the Company’s workforce, consolidating certain office facilities and impairing certain fixed assets. The Company incurred $20.0 million of restructuring costs in the nine months ended September 30, 2013.

Strategic Alternatives

On March 1, 2012, the Company announced that it had resolved to explore strategic alternatives to maximize value for the Company’s stockholders. During the three months ended September 30, 2012, the Company incurred $1.5 million of costs related to the review of strategic alternatives. During the nine months ended September 30, 2013 and 2012, the Company incurred $2.9 million and $3.3 million of costs related to the review of strategic alternatives, respectively.

Income Tax Benefit

In the third quarter of 2012, the Company settled a tax examination in the United States and recognized $38.0 million of previously unrecognized tax benefits, which on a net of tax basis impacted the effective tax rate by $29.0 million. The Company also reversed accrued interest related to unrecognized tax benefits of $8.0 million, which on a net of tax basis impacted the effective tax rate by $4.9 million. In the first quarter of 2012, the Company recognized approximately $20.8 million of net tax benefits relating to the Company’s restructuring activities. These items have been excluded from our non-GAAP financial statements in the three and nine months ended September 30, 2012.

In the nine months ended September 30, 2013, the Company recognized an income tax benefit relating to the reversal of uncertain tax positions which has been excluded from our non-GAAP financial statements in the nine months ended September 30, 2013.

Recovery of Restitution Award from Former Executive

In May 2009, the former Chief Operating Officer of the Company was convicted of securities fraud in connection with the Company’s historical stock option granting practices. As a result of his conviction, he was ordered to pay an amount approximating $5.6 million in a civil forfeiture to the federal government. The Company filed a petition with the United States Department of Justice (“DOJ”) seeking such sum in partial restitution for the damages the former Chief Operating Officer caused to the Company. The DOJ granted the Company’s request during the first quarter of 2012 and remitted $5.6 million to the Company in April 2012, which resulted in a net $5.4 million gain in the six months ended June 30, 2012 after deducting legal fees incurred by the Company.

Reclassifications

Certain reclassifications of prior year amounts have been made for consistent presentation.

Non-GAAP financial measures

The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations.

Non-GAAP revenue, operating expenses, operating income from continuing operations, operating margin, income from continuing operations, (loss) income from discontinued operations, net of tax, and diluted earnings (loss) per share all exclude certain pro-forma adjustments including: costs incurred for the 2012 restructurings; recovery of restitution award from former executive; costs incurred related to the Company’s review of strategic alternatives; income tax benefits associated with the reversal of income tax reserves on uncertain tax positions and a tax benefit related to certain losses arising from the Company’s restructuring programs; and the results of the businesses in Careers – China, Latin America and Turkey as they have been classified as discontinued operations. The Company uses these non-GAAP measures for reviewing the ongoing results of the Company’s core business operations and in certain instances, for measuring performance under certain of the Company’s incentive compensation plans. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

3

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is defined as net income or loss before interest income or expense, income tax expense or benefit, net gain or loss in equity interests, depreciation and amortization non-cash compensation expense and non-cash costs incurred in connection with the Company’s restructuring programs. The Company considers EBITDA to be an important indicator of its operational strength. which the Company believes is useful to management and investors in evaluating its operating performance. EBITDA is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.

Free cash flow is defined as cash flow from operating activities less capital expenditures. Free cash flow is considered a liquidity measure and provides useful information about the Company’s ability to generate cash after investments in property and equipment. Free cash flow reflected herein is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies. Free cash flow does not reflect the total change in the Company’s cash position for the period and should not be considered a substitute for such a measure.

Net cash and securities are defined as cash and cash equivalents plus short-term and long-term marketable securities, less total debt. Total available liquidity is defined as cash and cash equivalents, plus short-term and long-term marketable securities, plus unused borrowings under our credit facility. The Company considers net cash and securities and total available liquidity to be important measures of liquidity and indicators of its ability to meet its ongoing obligations. The Company also uses net cash and securities and total available liquidity, among other measures, in evaluating its choices for capital deployment. Net cash and securities and total available liquidity are presented herein as non-GAAP measures and may not be comparable to similarly titled measures used by other companies.

Selected financial ratios

We have included selected financial ratios in this financial supplement in order to assist investors to further evaluate our business. Our definitions and calculations are as follows:

Annualized return on equity

Annualized return on equity measures our effectiveness and ability to generate future profitability on the earnings that we retain. In addition, the ratio is a strong indicator of how well we utilize shareholders’ investments in our business. We calculate annualized return on equity as follows:

Annualized net income / Average stockholders’ equity

Book value per share

Book value per share is a market value indicator that we utilize when analyzing our stockholders’ equity. We calculate book value per share as follows:

Stockholders’ equity / Total shares outstanding

Cash and marketable securities per share

We calculate cash and marketable securities per share as follows:

(Cash and cash equivalents + Current marketable securities + Non-current marketable securities) / Total shares outstanding

4

Monster Worldwide, Inc.

Statements of Operations

(unaudited, in thousands, except per share amounts)

	Trended Data
Summary P&L Information	Q1 2012	Q2 2012	Q3 2012	Q4 2012	FY 2012	Q1 2013	Q2 2013	Q3 2013
Monster Careers	$214,369	$205,034	$202,017	$192,672	$814,092	$193,654	$181,819	$178,737
Internet Advertising & Fees	19,381	19,543	18,804	18,572	76,300	18,332	18,239	18,080

Revenue	233,750	224,577	220,821	211,244	890,392	211,986	200,058	196,817
Salary and related	104,060	92,558	93,097	90,416	380,131	90,781	83,997	88,030
Office and general	36,643	41,993	44,575	39,111	162,322	35,028	36,537	36,997
Marketing and promotion	49,298	51,426	43,099	44,503	188,326	49,267	43,394	38,089
Recovery of restitution award from former executive	(5,350)	—	—	—	(5,350)	—	—	—
Restructuring and other special charges	24,268	1,015	244	14,831	40,358	13,167	6,828	—
Depreciation expense	12,782	12,867	12,991	13,286	51,926	13,000	12,644	12,297
Amortization of restricted stock	8,201	7,254	5,683	6,985	28,123	6,794	5,470	4,901
Non-cash stock option expense	51	—	—	—	51	—	—	—
Amortization of intangibles	3,083	3,085	3,085	3,100	12,353	3,104	3,081	2,248

Operating expenses	233,036	210,198	202,774	212,232	858,240	211,141	191,951	182,562
Operating income (loss)	714	14,379	18,047	(988)	32,152	845	8,107	14,255
Interest and other, net	(1,463)	(1,189)	(1,532)	(1,699)	(5,883)	(1,268)	(1,357)	(1,482)

(Loss) Income before income taxes and equity interests	(749)	13,190	16,515	(2,687)	26,269	(423)	6,750	12,773
(Benefit from) provision for income taxes	(14,304)	3,930	(24,871)	2,267	(32,978)	(11,999)	2,366	4,480
Loss in equity interests, net	(200)	(255)	(271)	(355)	(1,081)	(458)	(245)	(119)

Income (loss) from continuing operations	13,355	9,005	41,115	(5,309)	58,166	11,118	4,139	8,174
(Loss) income from discontinued operations, net of tax	(9,613)	(4,203)	(235,354)	(67,716)	(316,886)	(6,134)	(759)	3,095

Net income (loss)	$3,742	$4,802	$(194,239)	$(73,025)	$(258,720)	$4,984	$3,380	$11,269

Basic income (loss) per share:
Income (loss) from continuing operations	0.11	0.08	0.37	(0.05)	0.52	0.10	0.04	0.08
(Loss) income from discontinued operations, net of tax	(0.08)	(0.04)	(2.12)	(0.61)	(2.81)	(0.06)	(0.01)	0.03

Net income (loss)	$0.03	$0.04	$(1.75)	$(0.66)	$(2.29)	$0.04	$0.03	$0.11

Diluted income (loss) per share:
Income (loss) from continuing operations	0.11	0.08	0.37	(0.05)	0.51	0.10	0.04	0.08
(Loss) income from discontinued operations, net of tax	(0.08)	(0.04)	(2.10)	(0.61)	(2.78)	(0.06)	(0.01)	0.03

Net income (loss)	$0.03	$0.04	$(1.73)	$(0.66)	$(2.27)	$0.04	$0.03	$0.11

Weighted avg. shares outstanding:
Basic shares	116,199	112,937	111,239	111,098	112,866	111,402	110,932	105,394
Diluted shares	117,611	114,038	112,212	111,098	113,995	112,637	111,937	105,967
Global employees—continuing operations (ones)	4,366	4,432	4,331	4,037	4,037	3,852	3,905	3,948
Annualized revenue per average employee	$207.4	$204.2	$201.6	$202.0	$203.8	$215.0	$206.3	$200.5

Monster Worldwide, Inc.

Non-GAAP Statements of Operations

(Unaudited, in thousands, except for per share amounts)

	Trended Data
Summary P&L Information	Q1 2012	Q2 2012	Q3 2012	Q4 2012	FY 2012	Q1 2013	Q2 2013	Q3 2013
Monster Careers	$214,369	$205,034	$202,017	$192,672	$814,092	$193,654	$181,819	$178,737
Internet Advertising & Fees	19,381	19,543	18,804	18,572	76,300	18,332	18,239	18,080

Revenue	233,750	224,577	220,821	211,244	890,392	211,986	200,058	196,817
Salary and related	104,060	92,558	93,097	90,416	380,131	90,781	83,997	88,030
Office and general	36,643	40,164	43,092	37,764	157,663	33,653	34,992	36,997
Marketing and promotion	49,298	51,426	43,099	44,503	188,326	49,267	43,394	38,089
Depreciation expense	12,782	12,867	12,991	13,286	51,926	13,000	12,644	12,297
Amortization of restricted stock	8,201	7,254	5,683	6,985	28,123	6,794	5,470	4,901
Non-cash stock option expense	51	—	—	—	51	—	—	—
Amortization of intangibles	3,083	3,085	3,085	3,100	12,353	3,104	3,081	2,248

Operating expenses	214,118	207,354	201,047	196,054	818,573	196,599	183,578	182,562
Operating income	19,632	17,223	19,774	15,190	71,819	15,387	16,480	14,255
Interest and other, net	(1,463)	(1,189)	(1,532)	(1,699)	(5,883)	(1,268)	(1,357)	(1,482)

Income before income taxes and equity interests	18,169	16,034	18,242	13,491	65,936	14,119	15,123	12,773
Provision for income taxes	6,441	4,919	6,297	4,440	22,097	4,942	5,303	4,480
Loss in equity interests, net	(200)	(255)	(271)	(355)	(1,081)	(458)	(245)	(119)

Income from continuing operations	11,528	10,860	11,674	8,696	42,758	8,719	9,575	8,174
Diluted income per share:
Non-GAAP Income from continuing operations	$0.10	$0.10	$0.10	$0.08	$0.38	$0.08	$0.09	$0.08

Non-GAAP Income from continuing operations excl. stock based comp	$0.14	$0.14	$0.14	$0.12	$0.54	$0.12	$0.12	$0.11

Weighted avg. shares outstanding:
Basic shares	116,199	112,937	111,239	111,098	112,866	111,402	110,932	105,394
Diluted shares	117,611	114,038	112,212	112,129	113,995	112,637	111,937	105,967

Monster Worldwide, Inc.

Segment Information and Margin Analysis—GAAP and Non-GAAP

(unaudited, in thousands)

	Trended Data
	Q1 2012	Q2 2012	Q3 2012	Q4 2012	FY 2012	Q1 2013	Q2 2013	Q3 2013
Segment Revenue: GAAP
Careers—North America	$119,774	$116,189	$115,455	$111,544	$462,962	$115,935	$109,717	$109,622
Careers—International	94,595	88,845	86,562	81,128	351,130	77,719	72,102	69,115

Careers Revenue—GAAP	214,369	205,034	202,017	192,672	814,092	193,654	181,819	178,737
Internet Advertising & Fees Revenue—GAAP	19,381	19,543	18,804	18,572	76,300	18,332	18,239	18,080

Total Monster Revenue—GAAP	$233,750	$224,577	$220,821	$211,244	$890,392	$211,986	$200,058	$196,817

Segment operating income (loss): GAAP
Careers—North America	$3,199	$14,911	$17,169	$7,407	$42,686	$12,423	$19,272	$16,346
Careers—International	2,881	6,336	7,543	(3,684)	13,076	(8,991)	(6,054)	(325)

Careers operating income GAAP	6,080	21,247	24,712	3,723	55,762	3,432	13,218	16,021
Internet Advertising & Fees operating income GAAP	3,268	5,307	4,990	4,156	17,721	6,262	6,312	5,902

Total Monster operating income	$9,348	$26,554	$29,702	$7,879	$73,483	$9,694	$19,530	$21,923

Corporate expenses GAAP	(8,634)	(12,175)	(11,655)	(8,867)	(41,331)	(8,849)	(11,423)	(7,668)

Total Monster Consolidated operating income (loss) GAAP	$714	$14,379	$18,047	$(988)	$32,152	$845	$8,107	$14,255

Segment operating income (loss)(1): Non-GAAP
Careers—North America	$17,369	$15,070	$17,053	$14,163	$63,655	$20,414	$20,818	$16,346
Careers—International	11,077	6,852	8,112	3,314	29,355	(3,900)	(3,279)	(325)

Careers operating income Non-GAAP	28,446	21,922	25,165	17,477	93,010	16,514	17,539	16,021
Internet Advertising & Fees operating income Non-GAAP	4,351	5,381	4,999	5,114	19,845	6,347	6,568	5,902

Total Monster operating income Non-GAAP	$32,797	$27,303	$30,164	$22,591	$112,855	$22,861	$24,107	$21,923

Corporate expenses Non-GAAP	(13,165)	(10,080)	(10,390)	(7,401)	(41,036)	(7,474)	(7,627)	(7,668)

Total Monster Consolidated operating income Non-GAAP	$19,632	$17,223	$19,774	$15,190	$71,819	$15,387	$16,480	$14,255

(1)	- See notes to financial supplement for further explanation of Non-GAAP measures.

Monster Worldwide, Inc.

Segment Information and Margin Analysis—GAAP and Non-GAAP

(unaudited, in thousands)

	Trended Data
Summary P&L Information	Q1 2012	Q2 2012	Q3 2012	Q4 2012	FY 2012	Q1 2013	Q2 2013	Q3 2013
Revenue—GAAP	$233,750	$224,577	$220,821	$211,244	$890,392	$211,986	$200,058	$196,817

EBITDA—GAAP (1)	$31,214	$37,619	$39,806	$23,509	$132,148	$24,518	$33,842	$33,701
Depreciation expense	12,782	12,867	12,991	13,286	51,926	13,000	12,644	12,297
Amortization of restricted stock	8,201	7,254	5,683	6,985	28,123	6,794	5,470	4,901
Non-cash stock option expense	51	—	—	—	51	—	—	—
Restructuring non-cash charges	6,383	34	—	1,126	7,543	775	4,540	—
Amortization of intangibles	3,083	3,085	3,085	3,100	12,353	3,104	3,081	2,248

Operating income (loss)—GAAP	$714	$14,379	$18,047	$(988)	$32,152	$845	$8,107	$14,255

Recovery of restitution award from former executive	(5,350)	—	—	—	(5,350)	—	—	—
Non-GAAP fees associated with strategic alternatives	—	1,829	1,483	1,347	4,659	1,375	1,545	—
Restructuring non-cash charges	6,383	34	—	1,126	7,543	775	4,540	—
Restructuring expenses, less non-cash items	17,885	981	244	13,705	32,815	12,392	2,288	—

Total Non-GAAP Adjustments	18,918	2,844	1,727	16,178	39,667	14,542	8,373	—
Operating income Non-GAAP(1)	$19,632	$17,223	$19,774	$15,190	$71,819	$15,387	$16,480	$14,255

(1)	- See notes to financial supplement for further explanation of Non-GAAP measures.

Monster Worldwide, Inc.

Statements of Cash Flows

(unaudited, in thousands)

	Trended Data
	Q1 2012	Q2 2012	Q3 2012	Q4 2012	FY 2012	Q1 2013	Q2 2013	Q3 2013
Cash flows provided by (used for) operating activities:
Net income (loss)	$3,742	$4,802	$(194,239)	$(73,025)	$(258,720)	$4,984	$3,380	$11,269

Adjustments to reconcile net income (loss) to cash provided by (used for) operating activities:
Depreciation and amortization	17,445	17,518	17,778	17,259	70,000	16,104	15,725	14,545
Recovery of restitution award from former executive	(5,350)	5,350	—	—	—	—	—	—
Provision for doubtful accounts	698	656	710	2,405	4,469	535	897	318
Non-cash compensation	8,324	7,429	5,829	7,382	28,964	6,794	5,470	4,901
Deferred income taxes	(8,499)	1,499	6,706	(9,520)	(9,814)	(2,172)	(435)	4,825
Non-cash restructuring charges and other	6,383	34	—	1,088	7,505	775	4,540	—
Loss in equity interests, net	200	255	271	355	1,081	458	245	119
Tax benefit from change in uncertain tax positions	—	—	(43,193)	—	(43,193)	(12,869)	—	(1,486)
Impairment of goodwill and intangibles	—	—	216,221	51,634	267,855	—	—	—
Amount reclassified from accumulated other comprehensive income	—	—	—	—	—	(23,109)	—	—
Excess income tax benefit from equity compensation plans	—	—	—	—	—	—	(2,044)	(1,970)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(11,608)	16,947	8,002	(15,354)	(2,013)	5,907	22,734	12,820
Prepaid and other	(13,582)	8,486	16,205	2,223	13,332	14,690	865	(3,371)
Deferred revenue	23,752	(27,523)	(24,506)	10,821	(17,456)	(5,039)	(26,203)	(16,582)
Accounts payable, accrued liabilities, and other	(258)	(28,584)	(2,062)	22,221	(8,683)	(15,695)	(9,771)	(23,137)

Total adjustments	17,505	2,067	201,961	90,514	312,047	(13,621)	12,023	(9,018)

Net cash provided by (used for) operating activities	21,247	6,869	7,722	17,489	53,327	(8,637)	15,403	2,251

Cash flows used for investing activities:
Capital expenditures	(12,700)	(20,551)	(13,651)	(12,670)	(59,572)	(9,149)	(9,239)	(6,602)
Cash funded to and dividends received from equity investee and other	(779)	728	(1,298)	—	(1,349)	623	(484)	(2,638)

Net cash used for investing activities	(13,479)	(19,823)	(14,949)	(12,670)	(60,921)	(8,526)	(9,723)	(9,240)

Cash flows (used for) provided by financing activities:
Proceeds from borrowings on credit facilities	189,700	3,655	28,000	3,363	224,718	17,500	—	52,000
Payments on borrowings on credit facilities	(225,022)	(46,494)	(286)	(33,907)	(305,709)	(11,399)	(28,400)	—
Proceeds from borrowings on term loan	100,000	—	—	—	100,000	—	—	—
Payments on borrowings on term loan	(40,000)	(1,250)	(1,250)	(1,250)	(43,750)	(1,250)	(1,875)	(1,875)
Tax withholdings related to net share settlements of restricted stock awards and units	(2,475)	(3,564)	(1,991)	(452)	(8,482)	(1,793)	(3,194)	(927)
Repurchase of common stock	(33,335)	(25,577)	(6,699)	—	(65,611)	—	(23,378)	(37,404)
Excess income tax benefit from equity compensation plans	—	—	—	—	—	—	2,044	1,970
Proceeds from the exercise of employee stock options	23	—	—	—	23	—	—	—

Net cash (used for) provided by financing activities	(11,109)	(73,230)	17,774	(32,246)	(98,811)	3,058	(54,803)	13,764

Effects of exchange rates on cash	5,625	(8,957)	7,096	509	4,273	(3,172)	(2,452)	837
Net increase (decrease) in cash and cash equivalents	2,284	(95,141)	17,643	(26,918)	(102,132)	(17,277)	(51,575)	7,612
Cash and cash equivalents, beginning of period	250,317	252,601	157,460	175,103	250,317	148,185	130,908	79,333

Cash and cash equivalents, end of period	$252,601	$157,460	$175,103	$148,185	$148,185	$130,908	$79,333	$86,945

Monster Worldwide, Inc.

Consolidated Condensed Balance Sheets

(unaudited, in thousands, except selected financial ratios)

	Trended Data
	March 2012	June 2012	September 2012	December 2012	March 2013	June 2013	September 2013
ASSETS
Current assets:
Cash and cash equivalents	$252,601	$157,460	$175,103	$148,185	$130,908	$79,333	$86,945
Accounts Receivable, net	358,004	333,640	315,058	335,905	333,174	309,064	298,823
Prepaid and other	95,972	85,845	72,226	73,861	75,229	73,853	73,801
Current assets of discontinued operations	—	—	80,303	21,702	—	—	—

Total current assets	706,577	576,945	642,690	579,653	539,311	462,250	459,569

Property and equipment, net	159,632	161,432	150,541	147,613	137,998	132,393	128,409
Goodwill	1,142,194	1,118,942	878,688	887,271	880,715	873,166	891,623
Intangibles, net	47,603	43,729	35,105	32,583	29,385	26,096	24,219
Investment in unconsolidated affiliates	1,764	335	1,159	562	170	229	150
Other assets	43,679	44,135	30,412	37,183	38,644	41,078	39,960

Total assets	$2,101,449	$1,945,518	$1,738,595	$1,684,865	$1,626,223	$1,535,212	$1,543,930

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued expenses and other	$218,681	$189,927	$170,700	$181,914	$186,142	$175,335	$151,778
Deferred revenue	408,334	372,239	332,723	351,546	356,468	329,492	315,645
Borrowings on credit facility short-term	4,545	8,143	7,941	11,389	—	—	—
Current portion of long-term debt	5,000	5,625	6,250	6,875	7,500	8,125	8,750
Current liabilities of discontinued operations	—	—	31,881	33,256	3,771	2,522	2,137

Total current liabilities	636,560	575,934	549,495	584,980	553,881	515,474	478,310

Long-term income taxes payable	96,666	96,692	61,612	63,465	51,255	52,590	51,298
Long-term debt, less current portion	204,000	155,625	181,750	145,975	161,600	130,700	180,200
Other liabilities	12,542	16,042	10,897	10,406	8,352	8,994	5,752

Total liabilities	949,768	844,293	803,754	804,826	775,088	707,758	715,560

Common stock and class B common stock	139	139	140	140	141	141	142
Additional paid-in capital	1,374,246	1,352,205	1,349,781	1,357,126	1,360,236	1,342,314	1,310,938
Accumulated other comprehensive income	79,223	46,006	76,284	87,162	50,163	41,024	62,046
Accumulated deficit	(301,927)	(297,125)	(491,364)	(564,389)	(559,405)	(556,025)	(544,756)

Total stockholders’ equity	1,151,681	1,101,225	934,841	880,039	851,135	827,454	828,370

Total liabilities and stockholders’ equity	$2,101,449	$1,945,518	$1,738,595	$1,684,865	$1,626,223	$1,535,212	$1,543,930

Selected Financial Ratios(1)
- Annualized return on equity	1.3%	1.7%	-76.3%	-32.2%	2.3%	1.6%	5.4%
- Book value per share	$10.09	$9.85	$8.42	$7.92	$7.60	$7.64	$8.24
- Cash and marketable securities per share	$2.21	$1.41	$1.58	$1.33	$1.17	$0.73	$0.86
- Net cash and securities	$39,056	$(11,933)	$(20,838)	$(16,054)	$(38,192)	$(59,492)	$(102,005)

(1)	- See notes to financial supplement for definitions and calculations of selected financial ratios.